Exhibit 99.1

ROWAN COMPANIES PLC
MONTHLY FLEET STATUS REPORT AS OF SEPTEMBER 25, 2014

REVISIONS TO FLEET STATUS REPORT NOTED IN BOLD AND UNDERLINED

					Contract Status
								Off Rate Days (4)
	Depth (feet)		Year in			Day Rate (2)	Estimated	2014		2015
Rig Class (1) / Name	Water	Drilling	Service	Location	Customer	(in USD thousands)	Duration (3)	3Q	4Q	1Q	2Q	3Q	4Q	Priced Options	Comments ($ in thousands)

Ultra Deepwater Drillships
GustoMSC 10,000
Rowan Relentless	12,000	40,000	2015	South Korea	Shipyard			—	—	—	—	—	—		Rig is contracted for construction by HHI with expected delivery at the end of March 2015.
				Gulf of Mexico	Freeport-McMoRan Oil & Gas	582	July 2017								Rig is contracted for a two-year drilling term commencing early third quarter 2015.
Rowan Reliance	12,000	40,000	2015	South Korea	Shipyard			—	—	—	—	—	4		Rig is contracted for construction by HHI with expected delivery at the end of October 2014.
				Gulf of Mexico	Cobalt	602	January 2018								Rig is contracted for a three-year drilling term commencing in late January 2015. Expected 4Q 2015 off rate time for annual dynamic positioning trials.
Rowan Resolute	12,000	40,000	2014	South Korea	Shipyard			—	—	—	—	4	—		Rig departed HHI shipyard on July 22, 2014.
				Gulf of Mexico	Anadarko	608	November 2017								Rig is contracted for a three-year drilling term commencing early November 2014. Expected 3Q 2015 off rate time for annual dynamic positioning trials.
Rowan Renaissance	12,000	40,000	2014	West Africa	REPSOL	625	April 2017	12	—	4	—	—	—		Rig is currently operating offshore West Africa in Angola. Rig experienced 24 days off rate time during 2Q/3Q 2014 for previously planned commissioning of late arriving equipment, which has been completed. Expected 1Q 2015 off rate time for annual dynamic positioning trials. Rig is expected to operate offshore West Africa during the first year at the indicated day rate. In the event the rig operates in the U.S. Gulf of Mexico during years two and year three, the day rate will be $620 and $630, respectively. Alternatively, if the rig operates in West Africa during years two and year three, the day rate will be $650 and $660, respectively.
Cantilever Jack-up Rigs
N-Class
Rowan Norway	400	35,000	2011	Norway	ConocoPhillips	361	July 2016	—	—	—	—	—	—	Two one year options at higher than current day rates.	Removed previously scheduled 30 days off rate time during 3Q 2014 for repairs and inspections.
Rowan Stavanger	400	35,000	2011	UK N. Sea	Talisman	223	April 2015	—	—	—	30	—	—		Previously scheduled off rate time for inspections expected to occur during 2Q 2015 instead of 3Q 2015.
Rowan Viking	400	35,000	2011	Norway	Lundin	347	January 2016	54	—	—	—	—	—	In the event the contract extends	Rig on rate late August 2014 with Lundin for 15 wells for a minimum of 900 days in the Norwegian sector of the North Sea.
						357	February 2017							beyond 1000 days, the day rate increases to a day rate higher than current day rates for the first 500-day extension and increases again to a day rate high than current day rates for the second 500-day extension.
EXL
Rowan EXL IV	350	35,000	2011	Malaysia	Carigali Hess	151	December 2014	—	—	31	—	—	—		Expected 1Q 2015 off rate time for inspections.
						160	December 2015
Rowan EXL III	350	35,000	2011	Gulf of Mexico	Freeport-McMoRan Oil & Gas	180	December 2014	—	—	—	—	—	30		Previously scheduled off rate time for inspections expected to occur during 4Q 2015 instead of 3Q 2015.
Rowan EXL II	350	35,000	2011	Trinidad	BP Trinidad	180	March 2017	40	—	—	—	—	—		Rig was off rate as indicated during 3Q 2014 for inspections.
Rowan EXL I	350	35,000	2010	Indonesia	Petronas Indonesia	167	November 2014	—	45	—	—	—	—		Expected 4Q 2014 off rate time for inspections.
240C
Joe Douglas	350	35,000	2012	Gulf of Mexico	Freeport-McMoRan Oil & Gas	165	February 2015	—	—	—	—	—	—
Ralph Coffman	350	35,000	2009	Tunisia	Rig share group	200	March 2015	—	14	—	—	—	—		Awarded a three-well contract for an estimated minimum 160 days which is anticipated to commence operations in late September 2014. Previously scheduled off rate time for inspections expected to occur during 4Q 2014 instead of 3Q 2014.
Rowan Mississippi	350	35,000	2008	Middle East	Saudi Aramco	210	December 2014	—	—	—	—	—	—		Awarded three-year contract extension commencing in December 2015.
						195	December 2018
225C Tarzan
J.P. Bussell	300	35,000	2008	Malaysia	Petrofac Malaysia	143	October 2014	—	—	—	—	—	14		Expected 4Q 2015 off rate time for inspections.
Hank Boswell	300	35,000	2006	Middle East	Saudi Aramco	180	August 2018	12	—	—			30		Awarded three-year contract extension commencing in August 2015. Expected 3Q 2014 off rate time for inspections. In addition, expected 4Q 2015 off rate time for inspections.
Bob Keller	300	35,000	2005	Middle East	Saudi Aramco	178	May 2024	7	—	—	—	31	—		Expected 3Q 2014 off rate time for inspections. In addition, expected 3Q 2015 off rate time for inspections.
Scooter Yeargain	300	35,000	2004	Middle East	Saudi Aramco	128	November 2014	—							Awarded three-year contract extension commencing in November 2015. Expected 2Q 2015 off rate time for inspections.
						180	November 2018		—	—	30	—	—
224C Super Gorilla XL
Bob Palmer	550	35,000	2003	Middle East	Saudi Aramco	235	August 2017	—	—	—	—	—	—		Awarded three-year contract extension commencing in August 2014.
219C Super Gorilla
Rowan Gorilla VII	400	35,000	2002	UK N. Sea	Apache	254	November 2014	—	7	—	—	—	—		Previously scheduled off rate time for inspections expected to occur during 4Q 2014 instead of 3Q 2014. Indicated day rate of $254 is being recognized thru November 2014 and includes rate increase from $216 to $280.
						280	June 2015
Rowan Gorilla VI	400	35,000	2000	Norway	ConocoPhillips	355	February 2018	62	—	—	—	—	—	Two one year options at higher than current day rates.	Rig commenced operations at the beginning of September 2014.
Rowan Gorilla V	400	35,000	1998	UK N. Sea	Total	274	June 2015	—	7	—	—	—	—	One year option in a range that is above or below current day rates.	Expected 4Q 2014 off rate time for planned maintenance.
200C Gorilla
Rowan Gorilla IV	450	35,000	1986	Gulf of Mexico	Available		October 2014	30							Rig is currently idle and off rate for previously indicated inspections during 3Q 2014 instead of 1Q 2015. Rig is expected to receive a standby day rate of $110 during the month of October 2014 and commence operations at the beginning of November 2014.
					ExxonMobil	200	December 2014		—	—	—	—	—
Rowan Gorilla III	450	30,000	1984	Trinidad	Rig share group	160	February 2015	—	—	—	—	—	—		Rig share group exercised option to extend the contract term for four months. Contract is for a firm term of ten wells with an expected duration of 18 months. Wells spud in the first year of the contract attract an operating rate of $160. Wells spud in the second year of the contract attract an operating rate of $165.
						165	August 2015
Rowan Gorilla II	350	30,000	1984	Indonesia	Pertamina	146	November 2014	—	—	—	—	—	—		Rig may be off rate for sometime in the first half of 2015 for a special survey. Scope of work, including amount of out of service days, is under review.
116C
Rowan California	300	30,000	1983	Middle East	Maersk	144	September 2016	—	—	—	—	—	—
Cecil Provine	300	30,000	1982	Gulf of Mexico	Fieldwood Energy	130	December 2014	—	—	31	—	—	—		Expected 1Q 2015 off rate time for inspections.
Gilbert Rowe	350	30,000	1981	Middle East	Saudi Aramco	122	December 2015	—	—	—	—	—	—	One year option at lower than current day rates.
Arch Rowan	350	30,000	1981	Middle East	Saudi Aramco	81	November 2014	—	—	—	—	—	—	One year option at higher than current day rates.
Charles Rowan	350	30,000	1981	Middle East	Saudi Aramco	81	November 2014	—	—	25	—	—	—	One year option at higher than current day rates.	Expected 1Q 2015 off rate time for inspections.
Rowan Middletown	350	30,000	1980	Middle East	Saudi Aramco	80	November 2014	—	—	30	—	—	—	One year option at higher than current day rates.	Expected 1Q 2015 off rate time for inspections.
Conventional Jack-ups
116 Slot
Rowan Juneau	250	30,000	1977	Gulf of Mexico	Available										Rig is cold stacked.
84 Slot
Rowan Alaska	350	30,000	1975	Gulf of Mexico	Available										Rig is cold stacked.
Rowan Louisiana	350	30,000	1975	Gulf of Mexico	Energy XXI	108	October 2014	—	15	—	—	—	—		Expected 4Q 2014 off rate time for inspections.

(1) Rig Class denotes Keppel unit design constructed at Keppel FELS shipyard in Singapore for N-Class units. LeTourneau rig class designs include EXL, 240C, Tarzan, Super Gorilla, Gorilla and 116C. 200-C is a Gorilla class unit designed for hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class, and 224-C is a Super Gorilla XL design. 225-C is a Tarzan Class unit. 240-C is LeTourneau's latest jack-up design. Rowan EXL is an enhanced version of the Super 116E class. (2) Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenues. However, day rates exclude approximately $20-$30 million of other miscellaneous aggregate annual revenue the Company receives during rig operations. Day rates also exclude rebillable revenues which are equally offset by drilling expenses. (3) Estimated contract durations reflect either stated drilling periods or expected time required for the contracted well or wells. (4) Off rate days include days for which no revenues are recognized other than cold stacked days and operational downtime in future periods.  Operational downtime is when a rig is under contract and unable to conduct planned operations due to equipment breakdowns or procedural failures. Significant operational downtime is included in the current quarter's off rate days and the company expects operational downtime to account for approximately 2.5% of in service days in future periods. The company may be compensated for certain out-of service days, such as for shipyard stays or for transit periods preceding a contract. However, recognition of any such compensation received is deferred and recognized over the period of drilling operations.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

Statements herein that are not historical facts are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of the Company. These forward-looking statements are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, variations in energy demand, changes in day rates, cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or the exercise of early termination provisions, risks associated with fixed cost drilling operations, cost overruns or delays on shipyard repair, construction or transportation of drilling units, maintenance and repair costs, costs or delays for conversion or upgrade projects, operating hazards and equipment failure, risks of collision and damage, casualty losses and limitations on insurance coverage, customer credit and risk of customer bankruptcy, conditions in the general economy and energy industry, weather conditions and severe weather in the Company’s operating areas, increasing complexity and costs of compliance with environmental and other laws and regulations, changes in tax laws and interpretations by taxing authorities, civil unrest and instability, terrorism and hostilities in our areas of operations that may result in loss or seizure of assets, the outcome of disputes and legal proceedings, effects of the change in our corporate structure, and other risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Each forward-looking statement speaks only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statements, except as required by law.